SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2008

A.R.E. Wind Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1921 Bloomfield Boulevard Farmington, New Mexico	87401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (505) 326-2668

Intermountain Refining Co., Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 2, 2008, we entered into an Agreement and Plan of Merger to re-domicile our company from New Mexico to Nevada.  The re-domicile was effectuated by merging (the “Merger”) Intermountain Refining Co., Inc., a New Mexico Corporation, with and into A.R.E. Wind Corp., a Nevada corporation formed in preparation for the re-domicile. The Merger was effective on October 2, 2008 upon filing Articles of Merger with the Nevada Secretary of State.  We are still in the process of completing the filings in New Mexico, which could take a few days.

Our shareholders approved the Merger at our annual shareholder meeting held on October 2, 2008.

Pursuant to the Agreement and Plan of Merger, each share of common stock of Intermountain Refining Co., Inc. was converted into one fully paid and non-assessable share of A.R.E. Wind Corp.  As such, each stock certificate representing issued and outstanding shares of common stock of Intermountain Refining Co., Inc. continued to represent the same number and class of shares of A.R.E. Wind common stock. The officers and directors of Intermountain Refining Co., Inc. became the officers and directors of A.R.E. Wind Corp. We also adopted the Articles of Incorporation and Bylaws of A.R.E. Wind Corp. as our governing documents.

Certain other shareholder actions were undertaken in connection with the Merger.  We amended our Articles of Incorporation to increase our authorized common stock from 10,000,000 to 100,000,000 shares, and we changed the par value of our common stock from no par to $0.001 par value.   We also reverse split the outstanding shares of our common stock at a ratio of 7.7 to 1, leaving a total of 150,079 shares of common stock issued and outstanding following the split. Finally, we amended our Articles of Incorporation and Bylaws to allow one director instead of requiring two directors to serve at any given time.

The Agreement and Plan of Merger, the Articles of Incorporation, Amendment to the Articles of Incorporation, the Certificate of Change, and Bylaws of our company are attached hereto as Exhibits 10.1, 3.1, 3.2, 3.3, and 3.4, respectively. The foregoing description of these Exhibits is qualified in its entirety by reference to the full text thereto.

Item 3.01.   Material Modification to Rights of Security Holders

As a result of the Merger disclosed under Item 1.01 above, the constituent instruments defining the rights of holders of our common stock are now the Nevada Articles of Incorporation, amendments thereto, and Bylaws, which are filed as Exhibits to this Current Report on Form 8-K.  The surviving corporation, A.R.E. Wind Corp. is governed by Nevada law rather than New Mexico law. There are certain differences between the corporate codes of the States of Nevada and New Mexico and therefore the rights of the shareholders have changed in connection with the Merger.  You are encouraged to consult your legal and tax professionals regarding these changes.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger
3.1	Articles of Incorporation
3.2	Amendment to the Articles of Incorporation
3.3	Certificate of Change
3.4	Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2008	A.R.E. Wind Corp.

By: /s/ William N. Hagler
William N. Hagler
Chief Executive Officer